Exhibit T3A.12

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “DIAMOND OFFSHORE GENERAL COMPANY” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “DIAMOND OFFSHORE GENERAL COMPANY” TO “DIAMOND OFFSHORE GENERAL, LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 2021, AT 8:55 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State
2200064 8100V	Authentication: 202973742
SR# 20211304771	Date: 04-15-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:55 AM 04/15/2021
FILED 08:55AM 04/15/2021
SR 20211304771 - File Number 2200064

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO

SECTION 18-214 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT

This Certificate of Conversion is being executed for the purpose of converting Diamond Offshore General Company, a Delaware corporation, into Diamond Offshore General, LLC, a Delaware limited liability company, pursuant to the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6 § 18-214.

The undersigned, being duly authorized to execute and file this Certificate of Conversion, does hereby certify as follows:

1.	The jurisdiction where the corporation was first formed is Delaware.

2.	The jurisdiction of the corporation immediately prior to filing this Certificate is Delaware.

3.	The date the corporation was first formed is 22 June 1989.

4.	The name of the corporation immediately prior to filing this Certificate is Diamond Offshore General Company.

5.	The name of the limited liability company as set forth in the Certificate of Formation is Diamond Offshore General, LLC.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of the 19th day of April 2021.

By:
David L. Roland
Authorized Person

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “DIAMOND OFFSHORE GENERAL, LLC” FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 2021, AT 8:55 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State
2200064 8100V	Authentication: 202973742
SR# 20211304771	Date: 04-15-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY

DIAMOND OFFSHORE GENERAL, LLC

This Certificate of Formation is being executed for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6 § 18-201.

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. The name of the limited liability company is Diamond Offshore General, LLC

2. The registered office of the limited liability company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Zip Code 19801. The name of the registered agent of the limited liability company at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 14th day of April 2021.

By:
David L. Roland
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:55 AM 04/15/2021
FILED 08:55 AM 04/15/2021
SR 20211304771 - File Number 2200064